Exhibit 8.2

[Letterhead of Hogan & Hartson LLP]

February 2, 2010

Board of Directors
The Black & Decker Corporation
701 East Joppa Road
Towson, Maryland 21286

Ladies and Gentlemen:

We have acted as counsel to The Black & Decker Corporation, a Maryland corporation (“Black & Decker”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of November 2, 2009 (the “Agreement”), by and among Black & Decker, The Stanley Works, a Connecticut corporation (“Stanley”), and Blue Jay Acquisition Corp., a Maryland corporation and wholly owned subsidiary of Stanley (“Sub”). The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-163509) (as amended, the “Registration Statement”) filed by Stanley with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of Stanley (together with Sub) and Black & Decker delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Stanley (together with Sub) and Black & Decker in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of,” or based on the belief of Stanley, Sub and Black & Decker or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the use of this opinion letter as Exhibit 8.2 to the Registration Statement and to the reference to this firm in the “Legal Matters” section of the Registration Statement. In giving the consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely yours,

/s/  Hogan & Hartson LLP